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Filed pursuant to Rule 424(b)(3) Registration Statement Nos. 33-76074 and 333-112298

Prospectus Supplement
(To Prospectus dated February 2, 2004)

Debt Securities, including Medium-Term Notes
Guaranteed unconditionally as to principal, premium, if any, and interest by
Québec
(Canada)

We intend to resell from time to time some of our Debt Securities, including Medium-Term Notes. We originally issued those Debt Securities, including Medium-Term Notes in transactions registered under the Securities Act of 1933, as amended. Those Debt Securities, including Medium-Term Notes are guaranteed unconditionally as to principal, premium, if any, and interest when the same shall become due and payable, whether at maturity or otherwise, by Québec. We subsequently acquired them in the course of our debt management operations, including in connection with sinking funds.

We may offer and sell the Debt Securities, including the Medium-Term Notes directly or through agents. We will sell them at prevailing market prices at the time of sale. We will use the proceeds of any sale for the purposes set forth under "Use of Proceeds" in the Prospectus which is attached to this Prospectus Supplement and for reinvestment purposes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is June 2, 2004.

Introductory Statement

For further information regarding Hydro-Québec, Québec and other matters, you should read the Prospectus dated February 2, 2004, which is attached to this Prospectus Supplement. Capitalized terms used in this Prospectus Supplement have the meanings given to them in the Prospectus.

The Debt Securities, including Medium-Term Notes ("MTNs") offered by this Prospectus Supplement (and, in the case of MTNs, the Prospectus Supplement describing MTNs dated June 2, 2004) and the Prospectus constitute a separate issue of Debt Securities of Hydro-Québec, being offered by Hydro-Québec from time to time and registered under Registration Statement Nos. 33-76074 and 333-112298, which we have filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended.

In this Prospectus Supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars. References to "we", "our" and "us" refer to Hydro-Québec.

Description of Debt Securities, including MTNs

General Terms and Provisions of Debt Securities

Each series of Debt Securities will bear interest at a specified rate payable semi-annually through maturity to the persons in whose names the Debt Securities are registered on the regular record date preceding each interest payment date. Unless otherwise mentioned, we may not redeem the Debt Securities prior to their stated maturity dates. The Debt Securities are transferable in denominations of $1,000 and any integral multiple thereof. Settlement for all trades in Debt Securities represented by Global Notes is in immediately available funds. Except as noted below, the registrar and paying agent for all series of the Debt Securities is The Bank of New York in New York.

Terms of Series of U.S. Dollar Denominated Debt Securities (Domestic and Global US$ Issues)

	Rate of Interest			Outstanding Nominal Value	CUSIP Number ISIN Code
		Maturity Date	Interest Payment Dates			Other

	%	(yyyy-mm-dd)		(in 000$)
JL	6.30	2011-05-11	May 11 and November 11	750,000	448814 HR 7	(1)(6)
FU	11.75	2012-02-01	February 1 and August 1	200,000	448814 CF 8	(2)
IF2	8.00	2013-02-01	February 1 and August 1	1,000,000	448814 ED 1
IU	7.50	2016-04-01	April 1 and October 1	400,000	448814 EK 5
HS	9.40	2021-02-01	February 1 and August 1	900,000	448814 DM 2
HY	8.40	2022-01-15	January 15 and July 15	1,000,000	448814 DX 8
IO	8.05	2024-07-07	January 7 and July 7	1,000,000	448814 EJ 8	(3)
GF	8.875	2026-03-01	March 1 and September 1	250,000	448814 CP 6	(4)
GH	8.25	2026-04-15	April 15 and October 15	250,000	448814 CS 0	(5)
GQ	8.25	2027-01-15	January 15 and July 15	250,000	448814 CT 8
HE	8.625	2029-06-15	June 15 and December 15	250,000	448814 DB 6
HH	8.50	2029-12-01	June 1 and December 1	500,000	448814 DC 4
HK	9.375	2030-04-15	April 15 and October 15	500,000	448814 DF 7
HQ	9.50	2030-11-15	May 15 and November 15	500,000	448814 DL 4

(1)
Global Issue

(2)
As an invested sinking fund for this series of Debt Securities, Hydro-Québec has agreed to withdraw on February 1st of each year from its general fund an amount equal to 2% of the principal amount of this Series then outstanding from 1986 to 1995.

(3)
Redeemable at par at the option of the holder in whole, or in part, on July 7, 2006

(4)
As an invested sinking fund for this series of Debt Securities, Hydro-Québec has agreed to withdraw on March 1st of each year from its general fund an amount equal to 2% of the principal amount of this series then outstanding from 1987 to 1996 and 1% from 1997 to 2006.

(5)
As an invested sinking fund for this series of Debt Securities, Hydro-Québec has agreed to withdraw on April 15 of each year from its general fund an amount equal to 2% of the principal amount of this series then outstanding from 1987 to 1996 and 1% from 1997 to 2006.

(6)
Registrar and paying agent for this series is Deutsche Bank Trust Company Americas in New York.

S-2

U.S. Medium Term Notes (United States Market)

Each of the MTNs listed below will bear interest at the specified rate until its maturity date. Interest and principal will be payable to the person in whose name such MTN is registered at the applicable record date. Unless otherwise mentioned, we may not redeem the MTNs prior to their stated maturity dates. The MTNs are transferable in denominations of $1,000 and any integral multiple thereof.

MTNs are represented either by a certificate issued in definitive form without coupons or by a global security registered in the name of DTC or its nominee as depositary. The Bank of New York is acting as fiscal agent for the MTNs.

	Rate of Interest			Outstanding Nominal Value	CUSIP Number ISIN Code
		Maturity Date	Interest Payment Dates			Other

	%	(yyyy-mm-dd)		(in 000$)
B-84	6.98	2005-02-28	May 10 and November 10	42,000	44881H DF 8
B-85	6.98	2005-02-28	May 10 and November 10	7,000	44881H DF 8
B-86	7.00	2005-03-01	May 10 and November 10	12,100	44881H DH 4
B-87	6.98	2005-03-01	May 10 and November 10	2,450	44881H DJ 0
B-88	6.97	2005-03-01	May 10 and November 10	10,000	44881H DK 7
B-89	6.94	2005-03-01	May 10 and November 10	10,000	44881H DL 5
B-90	6.87	2005-03-01	May 10 and November 10	4,000	44881H DM 3
B-91	6.72	2005-03-01	May 10 and November 10	3,000	44881H DG 6
B-92	6.77	2005-03-01	May 10 and November 10	2,000	44881H DN 1
B-93	6.62	2005-03-11	May 10 and November 10	3,000	44881H DP 6
B-94	6.72	2005-03-16	May 10 and November 10	9,500	44881H DQ 4
B-95	7.00	2005-03-23	May 10 and November 10	10,500	44881H DR 2
B-96	7.01	2005-03-23	May 10 and November 10	4,500	44881H DS 0
B-97	7.02	2005-03-23	May 10 and November 10	25,000	44881H DT 8
B-98	6.85	2005-04-01	May 10 and November 10	5,000	44881H DU 5
B-99	6.82	2005-04-01	May 10 and November 10	5,000	44881H DV 3
B-100	6.86	2005-04-01	May 10 and November 10	25,000	44881H DW 1
B-101	6.99	2005-04-05	May 10 and November 10	5,000	44881H DY 7
B-102	6.94	2005-04-05	May 10 and November 10	3,000	44881H DX 9
B-103	6.92	2005-04-07	May 10 and November 10	2,000	44881H DZ 4
B-104	7.01	2005-04-12	May 10 and November 10	5,000	44881H EA 8
B-105	7.00	2005-04-12	May 10 and November 10	10,000	44881H EB 6
B-106	7.00	2005-05-10	May 10 and November 10	3,000	44881H EC 4
B-118	6.52	2006-02-23	May 10 and November 10	50,000	44881H EQ 3
B-119	6.52	2006-02-23	May 10 and November 10	20,000	44881H EQ 3
B-120	6.49	2006-02-24	May 10 and November 10	25,000	44881H EM 2
B-121	6.49	2006-02-24	May 10 and November 10	5,000	44881H EM 2
B-122	6.51	2006-02-24	May 10 and November 10	1,000	44881H ER 1
B-129	6.75	2007-10-15	April 15 and October 15	80,000	44881H EY 6
B-123	9.125	2009-10-05	April 5 and October 5	25,000	44881H ES 9
B-126	7.58	2010-04-20	April 20 and October 20	15,000	44881H EV 2
B-30	8.62	2011-12-15	May 10 and November 10	40,000	44881H BD 5
B-37	8.54	2011-12-15	May 10 and November 10	20,000	44881H BL 7
B-7	9.40	2020-12-11	May 10 and November 10	10,000	44881H AF 1
B-48	8.68	2021-12-20	May 10 and November 10	50,000	44881H BX 1
B-49	9.80	2022-02-15	February 15 and August 15	50,000	44881H BY 9
B-64	9.75	2022-05-10	May 10 and November 10	20,000	44881H CL 6
B-124	8.91	2024-11-18	May 18 and November 18	25,000	44881H ET 7
B-125	8.40	2025-03-28	March 28 and September 28	55,000	44881H EU 4
B-127	6.27	2026-01-03	January 3 and July 3	50,000	44881H EW 0
B-63	9.50	2027-04-30	May 10 and November 10	20,000	44881H CK 8
B-130	6.625	2028-07-13	January 13 and July 13	50,000	44881H EZ 3

S-3

PROSPECTUS

US$2,000,000,000

Debt Securities

Warrants

Guaranteed unconditionally as to principal,
premium, if any, and interest by

Québec
(Canada)

This prospectus contains summaries of the general terms of these debt securities and warrants. We will provide specific terms of these debt securities and, as the case may be, warrants in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to make offers or sales of debt securities or warrants unless accompanied by a supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2004.

Table of Contents of Prospectus

Where You Can Find More Information	2
Forward-Looking Statements	3
Hydro-Québec	3
Québec	4
Description of the Securities	4
Guarantee of Québec	9
Use of Proceeds	9
Jurisdiction	10
Plan of Distribution	10
Debt Record	11
Authorized Agent	11
Experts	11
Validity of the Securities	11
Official Statements	11

Please note that in this prospectus, references to "we," "our" and "us" refer to Hydro-Québec.

Where You Can Find More Information

We and Québec file annual reports, amendments to annual reports and other information with the SEC. These reports include financial information about us and Québec and may be accompanied with exhibits.

You may read and copy any document we or Québec file with the SEC at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement and the exhibits and schedules to the registration statement are also available from the Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR, through the SEC's website at http://www.sec.gov.

You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington address or, without charge, from us or the other sources listed below.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below:

•
Our Annual Report on Form 18-K for the year ended December 31, 2002, and all amendments to that annual report filed prior to the date of this prospectus; and

•
Québec's Annual Report on Form 18-K for the year ended March 31, 2003, and all amendments to that annual report filed prior to the date of this prospectus.

We also incorporate by reference all our future annual reports and those of Québec, and all amendments to annual reports, and any other information we or Québec file with the SEC pursuant to Sections 13(a) and 13(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until we sell all of the Securities (as defined below). Each time we or Québec file a document with the SEC that is incorporated by reference, the information in that document automatically updates the information contained in previously filed documents.

You may request a free copy of the annual reports, amendments to annual reports and other information mentioned above by writing to the following addresses or by calling the following phone numbers:

•
Hydro-Québec
Documentation,
Corporate Treasury
75 René-Lévesque Boulevard West
Sixth Floor
Montréal, Québec
Canada H2Z 1A4
Telephone: (514) 289-2519; or

•
Ministère des Finances
Direction de l'émission des emprunts
12 rue Saint-Louis
Québec, Québec
Canada G1R 5L3
Telephone: (418) 643-8141.

You should rely only on the information incorporated by reference or contained in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these Securities in any state where the offer is not permitted by the law. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Forward-Looking Statements

This prospectus contains forward-looking statements. Statements that are not historical facts, including statements about our or Québec's beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, which may change, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and neither we nor Québec undertakes any obligation to update publicly any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. We and Québec caution you that actual results may differ materially from those contained in any forward-looking statements.

Hydro-Québec

The information set forth below is not complete and is qualified by the more detailed information contained in our Annual Report on Form 18-K for the fiscal year ended December 31, 2002, and the other documents incorporated by reference in the prospectus.

We operate one of the two largest systems in Canada for the generation and distribution of electric power. We supply virtually all electric power distributed in Québec. Our head office is located at 75 René-Lévesque Boulevard West, Montréal, Québec, Canada H2Z lA4. Our website is http://www.hydroquebec.com. The information in the website is not part of this prospectus and is not incorporated by reference.

We were created in 1944 by the Hydro-Québec Act of the Parliament of Québec and are an agent of Québec. All our capital stock is held by the Minister of Finance on behalf of the Government of Québec. Under the Hydro-Québec Act, our objectives are to supply power and to pursue endeavors in energy-related research and promotion, energy conversion and conservation, and any field connected with or related to power or energy. The Hydro-Québec Act provides that we shall estimate the energy needs of Québec and the means of meeting them within the scope of the Government of Québec's energy policies. Under the Hydro-Québec Act, the Government of Québec is entitled to declare dividends from us when certain financial criteria are met.

Québec

The information set forth below is not complete and is qualified by the more detailed information contained in Québec's Annual Report on Form 18-K for the fiscal year ended March 31, 2003, and the other documents incorporated by reference in the prospectus.

Québec is the largest by area of the ten provinces in Canada (1,541,000 square kilometers or 594,860 square miles, representing 15.4% of the geographical area of Canada) and the second largest by population (7.5 million people, representing 23.7% of the population of Canada, as of April 2003).

Québec has a modern, developed economy, in which the service sector contributed 70.8%, the manufacturing industry 21.7%, the construction industry 5.0% and the primary sector 2.5% of real GDP at basic prices in 2002. The leading manufacturing industries in Québec are transportation equipment (including aircraft and motor vehicles and associated parts), food products, primary metals (including aluminum smelting and copper refining industries), paper products, chemical products (notably pharmaceuticals) and wood products. Québec also has significant hydroelectric resources, generating approximately one-third of the electricity produced in Canada.

Montréal and Ville de Québec, the capital of Québec, are the centers of economic activity. Montréal is one of the main industrial, commercial and financial centers of North America and is Canada's second largest urban area as measured by population. The Port of Montréal, situated on the St. Lawrence River, is Canada's largest port and provides access to both the Atlantic Ocean and the inland navigation system of the Great Lakes.

French is the official language of Québec and is spoken by approximately 94% of its population.

Description of the Securities

We may at various times offer Debt Securities and, jointly or separately, Warrants to purchase Debt Securities (collectively, the "Securities") in distinct series. This section summarizes the material terms of the Securities which are common to all series. It does not, however, describe every aspect of the Securities. If the terms described in this section or in the prospectus supplement differ from the terms described in the Securities (the forms of which will be filed with the SEC), you should rely on the terms described in the Securities. The Debt Securities will be issued subject to a fiscal agency agreement with Deutsche Bank Trust Company Americas acting as fiscal agent, principal paying agent, transfer agent and registrar, unless another fiscal agent is appointed pursuant to any prospectus supplement.

Debt Securities

The Debt Securities, when issued, will be our direct and unconditional general obligations. The Debt Securities will rank equally among themselves and with all other debt securities issued by us and outstanding at the date of the issue of the Debt Securities or thereafter. They will be payable as to principal, premium, if any, and any interest in lawful money of the United States of America or in any other currency or currencies specified in the prospectus supplement. The Debt Securities will be payable in The City of New York at the offices of the fiscal agent, or in any other place specified in the prospectus supplement.

Information Specified in the Prospectus Supplement

The prospectus supplement will specify the following terms:

•
the terms of the Debt Securities, including, where applicable:

•
designation;

•
aggregate principal amount;

•
public offering price;

  •
  maturity;

  •
  rate or rates of any interest;

  •
  any interest payment dates;

  •
  currency or currencies of denomination and payment;

  •
  any index, price or formula to be used for determining the amount of any payment of principal, premium, if any, or interest;

  •
  denominations;

  •
  any terms relating to the holding and transfer of Debt Securities; and

  •
  any terms for redemption, exchange, or repurchase;

•
the names of and principal amounts to be purchased by any underwriters;

•
the purchase price;

•
any underwriting discounts and commissions; and

•
any other terms of the plan of distribution.

Repurchases and Resales of Debt Securities

We may, at any time, purchase the Debt Securities at any price or prices in the open market or otherwise. We may hold or resell the Debt Securities that we so purchase or, at our discretion, surrender them to the fiscal agent for cancellation.

Form, Exchange and Transfer

Unless otherwise indicated in the prospectus supplement, the Debt Securities will be in fully registered form only in specified denominations.

You may exchange your Debt Securities for other authorized denominations of the same series of equal aggregate principal amount. You may transfer and exchange your Debt Securities, free of charge, subject to any restrictions set forth in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the fiscal agent will keep a register for the registration and transfer of Debt Securities.

Redemption

If the prospectus supplement so indicates, the Debt Securities may be redeemable prior to maturity.

Original Issue Discount Securities

Debt Securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. We will describe in any prospectus supplement relating to original issue discount securities any special U.S. Federal income tax and other considerations applicable to those Debt Securities.

Governing Law

Unless otherwise indicated in the prospectus supplement, the Debt Securities and the guarantee of Québec endorsed thereon will be governed by the laws of Québec and the laws of Canada applicable therein.

Place of Delivery

Unless otherwise indicated in the prospectus supplement, the Debt Securities will be delivered in The City of New York.

Modifications

Unless otherwise indicated in the prospectus supplement, the fiscal agency agreement and the Debt Securities may be amended by us, Québec and the fiscal agent without notice to or the consent of the holder of any Debt Security if the amendment:

•
cures an ambiguity;

•
cures, corrects or supplements any defective provisions contained in the fiscal agency agreement or in the Debt Securities; or

•
is considered by us, Québec and the fiscal agent, acting on the advice of independent counsel, to be necessary or desirable and not inconsistent with the fiscal agency agreement or the Debt Securities and will not, in the reasonable opinion of us, Québec and the fiscal agent, adversely affect the interests of the holders of Debt Securities.

Unless otherwise indicated in the prospectus supplement, the fiscal agency agreement will contain provisions for convening meetings of holders of Debt Securities to modify or amend by extraordinary resolution (as defined in the fiscal agency agreement) the fiscal agency agreement or the Debt Securities (except as provided in the immediately preceding sentence). An extraordinary resolution passed at that meeting will be binding on all holders of Debt Securities. However, no modification may effect the following changes to the Debt Securities unless each holder of those Debt Securities agrees to that modification:

•
change the stated maturity or interest payment date of that Debt Security;

•
reduce the principal amount of or the rate of interest on that Debt Security;

•
change the currency of payment of that Debt Security;

•
impair the right to institute suit for the enforcement of any payment on that Debt Security or the related guarantee;

•
reduce the percentage of holders of Debt Securities necessary to modify or amend the fiscal agency agreement or the terms and conditions of that Debt Security;

•
reduce the percentage of votes required for the taking of action or the quorum required at any meeting of holders of Debt Securities; or

•
reduce the percentage of outstanding Debt Securities necessary to waive any future compliance or past default.

Book-Entry System

The Debt Securities you purchase will be issued in the form of one or more fully registered global notes (each, a "Global Note"). Global Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") or any other depositary or depositaries identified in the prospectus supplement. These depositaries may include The Canadian Depository for Securities Limited, the Euroclear System or Clearstream Banking, société anonyme. A Global Note will be registered in the name of the relevant depositary or its nominee.

Except as described below, a Global Note may be transferred, in whole or in part, only to the relevant depositary or its nominee.

Upon the issuance of a Global Note, we expect that the relevant depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by that Global Note to the accounts of institutions that have accounts with the depositary ("Participants"). The accounts to be credited will be designated by the underwriters, dealers or agents, or by us, in the case of Debt Securities that we sell directly. Ownership of beneficial interests in that Global Note will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in that Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the relevant depositary (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons other than Participants). Owners of beneficial interests in a Global Note may incur fees for the maintenance and operation of the book-entry system where that Global Note is held with the depositary. The laws of some states require that some purchasers of securities take physical delivery of those securities in definitive form. Those laws may impair the ability to transfer beneficial interests in a Global Note.

Any payment of principal, premium or interest due on the Debt Securities on any interest payment date or at maturity will be made available by us to the fiscal agent, or any other paying agent identified in the prospectus supplement, on that date. The fiscal agent will make those payments to the relevant depositary in accordance with existing arrangements between the fiscal agent and that depositary. We expect that the depositary, upon receipt of any payment of principal, premium or interest, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the depositary. We also expect that payments by Participants to owners of beneficial interests in the Global Note held through those Participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of those Participants. Neither we nor the fiscal agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

So long as a depositary (or its nominee) is the registered owner of a Global Note, that depositary (or nominee) will be considered the sole owner and holder of the Debt Securities represented by that Global Note for all purposes of the Debt Securities. Except as provided below, or as may be specified in the prospectus supplement, owners of beneficial interests in a Global Note will not be entitled to have the Debt Securities represented by that Global Note registered in their names, will not be entitled to receive physical delivery of certificated Debt Securities in definitive form (each, a "Certificated Note") upon exchange or otherwise and will not be considered the owners or holders of any Debt Securities represented by a Global Note. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the relevant depositary and, if that person is not a Participant, on the procedures of the Participant through which that person holds its interest, to exercise any rights of a holder of Debt Securities. We understand that, under existing industry practice, if an owner of a beneficial interest in a Global Note desires to take any action the relevant depositary (or nominee) as the holder of that Global Note is entitled to take, the depositary would authorize the Participants to take that action, and the Participants would authorize beneficial owners owning through those Participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Except as otherwise set forth in the prospectus supplement, a Global Note may not be transferred except as a whole by the relevant depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or any other nominee of the depositary, or by the depositary or the nominee to another depositary or its nominee or to a successor of the depositary or a nominee of the successor. Debt Securities represented by a Global Note are exchangeable for Certificated Notes of like tenor and of an equal aggregate principal amount in denominations as specified in the relevant prospectus supplement only if:

•
the relevant depositary i) notifies us that it is unwilling or unable to continue as depositary for the Global Note, or ii) ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be so registered, and we do not appoint a successor depositary within 90 days after receiving that notice or becoming aware that the depositary is no longer so registered;

•
we, in our discretion at any time, notify the fiscal agent that all the Global Notes representing Debt Securities are to be exchanged for Certificated Notes;

•
upon request by the relevant depositary, acting on direct or indirect instructions of one or more holders of a Global Note or any beneficial owner of an interest in a Global Note, after an event of default entitling the holders of a Global Note to accelerate the maturity of the related Debt Securities has occurred and is continuing, provided that if the relevant depositary is unwilling or does not promptly make that request, then any beneficial owner of an interest in the Global Note will be entitled to make the request; or

•
in other events as may be specified in the prospectus supplement.

Any Debt Security that is exchangeable pursuant to the preceding sentence is to be exchanged for Certificated Notes registered in the names that the relevant depositary shall direct. Certificated Notes may be presented for registration of transfer or exchange at the office of the fiscal agent in The City of New York or any other place specified in the prospectus supplement, and principal, premium, if any, and interest will be payable at that office of the fiscal agent, provided that interest may be paid by check mailed to the registered holders of the Debt Securities to their addresses appearing in the security register.

We expressly acknowledge that if a Certificated Note is not promptly issued to an owner of a beneficial interest in a Global Note in the third event described above, then such beneficial owner shall be entitled to pursue any remedy under the fiscal agency agreement, the Debt Securities or applicable law with respect to the portion of the Global Note that represents such beneficial owner's interest therein as if such Certificated Note had been issued.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its Participants and to facilitate the clearance and settlement of securities transactions, like transfers and pledges, among its Participants in those securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other types of organizations, some of whom (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. DTC agrees with and represents to its Participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The rules applicable to DTC and its Participants are on file with the SEC.

If depositaries other than DTC are appointed, additional information with respect to those depositaries will be set forth in the prospectus supplement.

Canadian Taxes on Debt Securities

In the opinion of our counsel, Bélanger Sauvé, and of Ogilvy Renault, Canadian counsel for the underwriters or agents, if any, there are no withholding taxes payable under the laws of Canada or of Québec with respect to any Debt Securities or premium, if any, or interest thereon except in the circumstances set forth below. Under the Income Tax Act (Canada) (the "Act"), if any part of the interest (including amounts deemed interest under the Act) payable on the Debt Securities is:

•
contingent or dependent upon the use of or production from property in Canada;

•
computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion; or

•
computed by reference to dividends paid or payable to shareholders of any class of shares of a corporation;

then interest payable on the Debt Securities will not be exempt from withholding taxes unless the Debt Securities are "prescribed obligations" for those purposes. A prescribed obligation is a debt obligation the terms of which provide for an adjustment to the amount payable under the obligation that is determined by reference to a change in the purchasing power of money, and on which no amount payable, other than that adjustment, is contingent or dependent upon or computed by reference to any of the criteria listed above.

There are no other taxes on income or capital gains payable under the laws of Canada or of Québec in respect of any Debt Securities or premium, if any, or interest thereon by an owner who is not, nor is deemed to be, a resident of Canada and who does not use or hold, and is not deemed to use or hold, any Debt Securities in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere and is not an authorized foreign bank carrying on a bank business in Canada within the meaning of the Act.

There are no estate taxes or succession duties imposed by Canada or Québec in respect of any Debt Securities or premium, if any, or interest thereon.

Warrants

We may issue, together with any Debt Securities offered by a prospectus supplement or separately, Warrants for the purchase of other Debt Securities. The Warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to a particular issue of Warrants. That prospectus supplement will set forth:

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the terms of the Debt Securities purchasable upon exercise of the Warrants;

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the principal amount of Debt Securities purchasable upon exercise of one Warrant, the exercise price and the procedures for, and conditions to, exercise for purchasing those Debt Securities;

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the dates on which the right to exercise the Warrants will commence and expire;

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the date, if any, on and after which the Warrants and the related Debt Securities will be separately transferable; and

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whether the Warrants represented by Warrant certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered.

Unless otherwise indicated in the prospectus supplement, the Warrants will be governed by the laws of Québec and the laws of Canada applicable therein. Unless otherwise indicated in the prospectus supplement, the Warrants will be delivered in The City of New York.

Guarantee of Québec

The Debt Securities will be irrevocably and unconditionally guaranteed as to principal, premium, if any, and interest when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, by Québec. The guarantee of Québec will be authorized by an Order in Council of the Government of Québec and will be placed on each Debt Security. The guarantee of Québec will be a direct, unconditional and unsecured obligation and will rank equally in right of payment with all other unsecured obligations for borrowed money of Québec outstanding at the date of the issue of the Debt Securities or thereafter.

Use of Proceeds

Unless otherwise specified in the prospectus supplement, we will add the net proceeds we receive from the sale of the Securities to our general funds to be used for general purposes.

Jurisdiction

We and Québec will appoint the Delegate General of Québec in New York, One Rockefeller Plaza, 26th Floor, New York, N.Y. 10020-2102, as our and Québec's authorized agent upon whom process may be served in any action based on the Securities which may be instituted in any State or Federal court in The City of New York by the holder of any Security, and will expressly waive any immunity to service of process regarding any action to which the Delegate General of Québec might otherwise be entitled. This appointment will be irrevocable until all amounts in respect of the Securities have been paid, except that, if for any reason the designated agent ceases to be able to act as the authorized agent or no longer has an address in The City of New York, we and Québec will appoint another person or persons in The City of New York as authorized agent(s). We and Québec will expressly accept the non-exclusive jurisdiction of any State or Federal court in The City of New York and will irrevocably waive, to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any court to which we might otherwise be entitled in any action based upon the Securities.

We and Québec may be sued in the courts of Québec, and no applicable law requires the consent of any public official or authority for proceedings to be brought or judgment to be obtained against us or Québec arising out of or relating to obligations under the Securities. In addition, no immunity from suit is available to either us or Québec in any action in those courts, irrespective of whether a party to the action or the holder of Securities is or is not resident within Québec or is or is not a citizen of Canada. There are no requirements under the laws of Québec that prior written notice be served on us or Québec before the commencement of an action.

The Hydro-Québec Act provides that the performance of our obligations may be levied against our property.

Although any judgment obtained in an action brought in the courts of Québec against Québec may not be enforced by execution, applicable statutes provide that whenever Québec is condemned by a judgment that has become definitive to pay a sum of money, the Minister of Finance, after having received a certified copy of the judgment, shall pay the amount due out of the money at his or her disposal for that purpose or, failing that, out of the Consolidated Revenue Fund of Québec.

Plan of Distribution

We may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents.

The distribution of the Securities may be effected from time to time in one or more transactions at:

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a fixed price or prices, which may be changed;

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prices related to prevailing market prices; or

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negotiated prices.

The distribution may be effected in the United States of America and/or in any one or more other jurisdictions where permitted by law, as specified in the prospectus supplement.

In connection with the sale of Securities, underwriters or agents may receive compensation from us or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents who participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). The prospectus supplement will identify these underwriters or agents, and will describe the compensation received from us.

Under agreements which we may enter into, dealers and agents who participate in the distribution of Securities may be entitled, and we have agreed that underwriters, if any, will be entitled, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

Debt Record

We have paid the full face amount of the principal of and premium, if any, and interest on every security issued or assumed by us, and Québec has paid the full face amount of the principal of and premium, if any, and interest on (a) every security issued or assumed by it, and (b) every indirect security on which it has been required to implement its guarantee, all promptly when due in the currency and in the country where payable, subject to any applicable laws and regulations forbidding trading with the enemy during wartime.

Authorized Agent

Our and Québec's authorized agent in the United States of America is the Delegate General of Québec in New York, One Rockefeller Plaza, 26th Floor, New York, New York 10020-2102.

Experts

Our consolidated financial statements, incorporated in this prospectus by reference from our Annual Report on Form 18-K for the year ended December 31, 2002, have been audited by Samson Bélair/Deloitte & Touche and PricewaterhouseCoopers LLP, independent auditors, as stated in their report dated February 20, 2003, which is incorporated herein by reference and have been so incorporated in reliance upon such report given upon the authority of such firms as experts in accounting and auditing.

Validity of the Securities

Bélanger Sauvé, Montréal, Québec, will pass upon the validity of the Securities and all other matters of Canadian and Québec law and procedure on our behalf and that of Québec. The validity of the Securities and all other matters of Canadian and Québec law and procedure will be passed upon for the underwriters or agents, if any, by Ogilvy Renault, Montréal, Québec. The validity of the Securities will be passed upon as to matters of New York law for the underwriters or agents, if any, by Sullivan & Cromwell LLP, New York, New York, who will rely as to all matters of Canadian and Québec law on the opinions of the aforementioned two firms.

Ogilvy Renault and Sullivan & Cromwell LLP have, from time to time, rendered legal services to us and to Québec not connected with the offering of the Securities.

Official Statements

The information set forth or incorporated by reference herein, except for the information appearing under "Plan of Distribution", was supplied by our representatives and by those of the Ministère des Finances of Québec, in their respective official capacities, duly authorized thereto.

QuickLinks

  Prospectus Supplement (To Prospectus dated February 2, 2004)
PROSPECTUS
Table of Contents of Prospectus
Where You Can Find More Information
Forward-Looking Statements
Hydro-Québec
Québec
Description of the Securities
Guarantee of Québec
Use of Proceeds
Jurisdiction
Plan of Distribution
Debt Record
Authorized Agent
Experts
Validity of the Securities
Official Statements